Exhibit 99.1

Oceaneering Reports Third Quarter 2021 Results

HOUSTON, October 27, 2021 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $7.4 million, or $(0.07) per share, on revenue of $467 million for the three months ended September 30, 2021. Adjusted net loss was $1.4 million, or $(0.01) per share, reflecting the impact of $0.3 million of pre-tax adjustments associated with foreign exchange losses recognized during the quarter and $5.8 million of discrete tax adjustments, primarily due to changes in valuation allowances.

During the prior quarter ended June 30, 2021, Oceaneering reported net income of $6.2 million, or $0.06 per share, on revenue of $498 million. Adjusted net income was $10.4 million, or $0.10 per share, reflecting the impact of $3.2 million of pre-tax adjustments associated with a loss on the sale of an asset and foreign exchange losses recognized during the quarter and $1.6 million of discrete tax adjustments.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins), and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2021 Adjusted EBITDA Estimates, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2021	2020	2021	2021	2020

Revenue	$466,814	$439,743	$498,199	$1,402,566	$1,403,627
Gross Margin	59,848	29,651	68,397	184,902	118,940
Income (Loss) from Operations	15,769	(60,620)	22,819	52,371	(446,559)
Net Income (Loss)	(7,370)	(79,365)	6,241	(10,494)	(471,751)

Diluted Earnings (Loss) Per Share	$(0.07)	$(0.80)	$0.06	$(0.11)	$(4.76)

For the third quarter of 2021:
•Consolidated EBITDA was $50.3 million
•Consolidated Operating Income was $15.8 million
•Cash flow generated from operations was $36.5 million
•Free cash flow was $24.0 million
•Cash position decreased by $8.4 million, from $456 million to $448 million
•An additional $32.5 million of our 2024 senior notes were repurchased through open-market transactions

Initial guidance for 2022:
•Consolidated EBITDA of $225 million to $275 million
•Free cash flow generation similar to 2021
•Increased growth capital expenditures as compared to 2021

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our planning and preparation were instrumental in our team’s ability to navigate through the challenges presented during the third quarter, which included hurricanes, inflation, a tightening labor market, and a constrained global supply chain. Despite these challenges, we delivered third quarter 2021 EBITDA results consistent with our original guidance and continued to generate cash and pay down debt. For the full year of 2021, we expect to generate adjusted EBITDA within the narrowed range of $210 million to $220 million. I am encouraged by the positive market fundamentals supporting our traditional businesses as well as our increasing participation in emerging markets.

“During the third quarter of 2021, we produced consolidated EBITDA of $50.3 million, a decrease from the second quarter of 2021 but within the guidance range provided at the beginning of the quarter. Offshore work in our energy-focused businesses remained seasonally active during the third quarter. However, our operations in the Gulf of Mexico were muted by Hurricane Ida and high loop currents. In general, each of our five segments performed as forecast at the beginning of the third quarter.

Segment Results:

“Sequentially, Subsea Robotics (SSR) revenue increased slightly, with good offshore activity levels as compared to the second quarter. However, operating income declined, primarily due to lower margins for remotely operated vehicle (ROV) services attributed to changes in geographic mix and a special bonus that recognized technicians for enduring extended work rotations throughout 2021 due to COVID-19 challenges. As a result, SSR adjusted EBITDA margin of 29% was slightly lower, as compared to the second quarter.

"Third quarter 2021 ROV days on hire were sequentially higher for both drill support and vessel-based services, as compared to the second quarter of 2021. Fleet utilization rose slightly, averaging 63% for the quarter, as compared to 62% in the second quarter. Our fleet use during the quarter was 57% in drill support and 43% in vessel-based activity, compared to 58% and 42%, respectively, during the second quarter. Third quarter 2021 average ROV revenue per day on hire of $7,858 was 2% lower than in the second quarter of 2021.

"Sequentially, Manufactured Products (MP) third quarter 2021 operating income and operating income margin were essentially flat with the second quarter, despite marginally lower revenue. Third quarter 2021 revenue of $75.4 million remained sub-optimal, which continued to challenge our ability to leverage the cost base of this business. Order intake during the quarter was solid, with backlog on September 30, 2021 increasing to $334 million, compared to our June 30, 2021 backlog of $315 million. Our book-to-bill ratio was 1.3 for the nine months ended September 30, 2021 and 1.0 for the trailing 12 months.

"As expected, the third quarter 2021 Offshore Projects Group (OPG) operating income was relatively flat, as compared to the second quarter of 2021, on an 11% decline in revenue. Revenue benefited from good ongoing seasonal activity in inspection, maintenance and repair (IMR) work in the Gulf of Mexico, despite some work delays caused by Hurricane Ida and high loop currents. The conclusion of field activities on several projects in Angola was the primary driver for the sequentially lower third quarter revenue. Operating income margin improved from 7% in the second quarter of 2021 to 8% in the third quarter of 2021, primarily due to improved performance on the Angola riserless light well intervention project.

"Integrity Management and Digital Solutions (IMDS) sequential operating income was higher on relatively flat revenue. Operating income margin improved to 9% in the third quarter of 2021, as efficiency improvements continue to show incremental benefits.

"Aerospace and Defense Technologies (ADTech) third quarter 2021 operating income declined from the second quarter of 2021 on a 15% decrease in revenue. Operating income margin declined to 16%, as expected, due to a higher component of lower-margin manpower activities. At the corporate level for the third quarter of 2021, Unallocated Expenses of $31.8 million were slightly higher as compared to the second quarter of 2021, but less than expected, primarily due to delayed spending on information technology infrastructure.

Fourth Quarter and Full Year Outlook:

"Looking forward on a consolidated basis, we believe that our fourth quarter 2021 EBITDA will be similar to our third quarter 2021 results on slightly higher revenue. Sequentially, we forecast significantly higher revenue and operating profitability in our Manufactured Products segment, relatively flat activity and operating profitability in our SSR and IMDS segments, relatively flat revenue with lower operating profitability in our ADTech segment, and substantially lower seasonal activity and operating profitability in our OPG segment. Unallocated Expenses are forecast to be in the mid-$30 million range, due primarily to increased spending on information technology infrastructure.

"For the full year of 2021, we expect to generate adjusted EBITDA within the narrowed range of $210 million to $220 million. We are also narrowing our guidance for capital expenditures to be in the range of $45 million to $55 million. Our guidance for cash tax payments remains in the range of $40 million to $45 million. We continue to expect $28 million of CARES Act tax refunds, with $4.7 million of this amount received during the third quarter of 2021. The timing of receipt of the remaining $23 million of these payments, whether in 2021 or 2022, remains uncertain. Regardless of the timing of the CARES Act tax refunds, we continue to expect positive free cash flow generation for 2021 to be in excess of that generated in 2020.

Initial 2022 Guidance:

"Commodity prices appear supportive to continued gradual growth in offshore oil and gas markets over the short to medium term and we anticipate accelerating interest and growth in the offshore renewables market, including offshore wind, over the longer term. We believe that our energy segments are positioned to benefit from the growth in both of these markets. We also believe that our government-focused segment, ADTech, remains well positioned for continued steady growth in the aerospace and defense markets.

"Accordingly, looking into 2022, year over year, we are anticipating increased activity and improved operating performance across each of our operating segments, led by gains from SSR and OPG. At this time, we forecast EBITDA in the range of $225 million to $275 million in 2022, serving as the catalyst for generating healthy levels of cash flow from operations. In 2022, we expect capital expenditures to be higher than 2021, as we refocus our efforts on growth. We also expect to generate positive free cash flow at levels similar to 2021. We will provide more specific guidance on our expectations for 2022 during the year-end reporting process.

Cash, Liquidity and Growth:

"Over the past several years, we have put significant emphasis on maximizing our free cash flow to give us flexibility to address our 2024 debt maturity. As of September 30, 2021, with a cash balance of $448 million and an outstanding balance of $437 million on our 2024 senior notes, we are well positioned to deal with this pending debt maturity. While we will continue to be prudent with our capital spending, we are focused on developing and delivering technologies to grow our businesses in the key areas of energy transition, digital asset management, aerospace and defense, and mobile robotics, while also continuing to deploy technologies that help our customers produce hydrocarbons in the cleanest and safest manner. We believe that the technologies we deliver today, and are focused on developing for the future, will provide us with ample opportunities to grow and transform our business over the coming years."

This release contains "forward-looking statements,"as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: projected 2022 consolidated EBITDA, capital expenditures, and free cash flow generation; expected full year 2021 adjusted EBITDA range; characterization of demand or activity levels as seasonal; references to backlog, to the extent backlog may be an indicator of future revenue, profitability or cash flows; fourth quarter consolidated EBITDA and revenue; expected fourth quarter segment activity levels and operating profitability as compared to third quarter 2021; expected fourth quarter Unallocated Expenses; estimated full year 2021 capital expenditures range, cash tax payments, and CARES Act tax refunds; full year 2021 positive free cash flow; 2022 growth and impact of energy and government markets, and our capabilities in those markets; preparedness for pending debt maturity and capital spending; and technologies providing ample opportunities to grow and transform its business over the coming years.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson

Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2021	Dec 31, 2020
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $447,725 and $452,016)				$1,185,135	$1,170,263
Net property and equipment				510,728	591,107
Other assets				286,109	284,472
Total Assets				$1,981,972	$2,045,842

LIABILITIES AND EQUITY
Current liabilities				$451,246	$437,116
Long-term debt				739,980	805,251
Other long-term liabilities				241,649	245,318
Equity				549,097	558,157
Total Liabilities and Equity				$1,981,972	$2,045,842

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2021	Sep 30, 2020	Jun 30, 2021	Sep 30, 2021	Sep 30, 2020
	(in thousands, except per share amounts)

Revenue	$466,814	$439,743	$498,199	$1,402,566	$1,403,627
Cost of services and products	406,966	410,092	429,802	1,217,664	1,284,687
Gross margin	59,848	29,651	68,397	184,902	118,940
Selling, general and administrative expense	44,079	49,396	45,578	132,531	152,856
Long-lived assets impairments	—	—	—	—	68,763
Goodwill impairment	—	40,875	—	—	343,880
Income (loss) from operations	15,769	(60,620)	22,819	52,371	(446,559)
Interest income	662	414	683	1,864	2,202
Interest expense, net of amounts capitalized	(9,616)	(9,250)	(9,729)	(29,752)	(33,323)
Equity in income (losses) of unconsolidated affiliates	189	131	378	1,101	2,002
Other income (expense), net	(814)	(2,836)	(1,955)	(4,222)	(13,624)
Income (loss) before income taxes	6,190	(72,161)	12,196	21,362	(489,302)
Provision (benefit) for income taxes	13,560	7,204	5,955	31,856	(17,551)
Net Income (Loss)	$(7,370)	$(79,365)	$6,241	$(10,494)	$(471,751)

Weighted average diluted shares outstanding	99,797	99,297	100,847	99,675	99,209
Diluted earnings (loss) per share	$(0.07)	$(0.80)	$0.06	$(0.11)	$(4.76)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2021	Sep 30, 2020	Jun 30, 2021	Sep 30, 2021	Sep 30, 2020
	($ in thousands)
Subsea Robotics
Revenue	$143,710	$119,617	$141,371	$404,200	$378,621
Gross margin	$28,918	$13,378	$31,767	$84,763	$54,175
Operating income (loss)	$19,533	$2,127	$21,710	$55,862	$(80,294)
Operating income (loss) %	14%	2%	15%	14%	(21)%
ROV days available	23,002	23,000	22,750	68,221	68,500
ROV days utilized	14,474	13,601	14,005	40,366	41,955
ROV utilization	63%	59%	62%	59%	61%

Manufactured Products
Revenue	$75,359	$110,416	$79,127	$241,311	$377,520
Gross margin	$8,544	$11,242	$8,391	$26,939	$42,870
Operating income (loss)	$809	$(38,198)	$790	$4,352	$(100,471)
Operating income (loss) %	1%	(35)%	1%	2%	(27)%
Backlog at end of period	$334,000	$318,000	$315,000	$334,000	$318,000

Offshore Projects Group
Revenue	$95,580	$73,212	$107,951	$292,765	$221,306
Gross margin	$13,815	$(1,633)	$14,566	$43,492	$3,632
Operating income (loss)	$7,634	$(12,282)	$7,996	$24,443	$(95,740)
Operating income (loss) %	8%	(17)%	7%	8%	(43)%

Integrity Management & Digital Solutions
Revenue	$62,806	$53,933	$64,070	$180,924	$172,631
Gross margin	$11,330	$7,129	$10,462	$30,001	$22,376
Operating income (loss)	$5,362	$793	$4,721	$12,557	$(122,567)
Operating income (loss) %	9%	1%	7%	7%	(71)%

Aerospace and Defense Technologies
Revenue	$89,359	$82,565	$105,680	$283,366	$253,549
Gross margin	$20,019	$16,668	$24,603	$66,732	$51,466
Operating income (loss)	$14,251	$13,097	$19,340	$50,430	$39,498
Operating income (loss) %	16%	16%	18%	18%	16%

Unallocated Expenses
Gross margin	$(22,778)	$(17,133)	$(21,392)	$(67,025)	$(55,579)
Operating income (loss)	$(31,820)	$(26,157)	$(31,738)	$(95,273)	$(86,985)

Total
Revenue	$466,814	$439,743	$498,199	$1,402,566	$1,403,627
Gross margin	$59,848	$29,651	$68,397	$184,902	$118,940
Operating income (loss)	$15,769	$(60,620)	$22,819	$52,371	$(446,559)
Operating income (loss) %	3%	(14)%	5%	4%	(32)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2021	Sep 30, 2020	Jun 30, 2021	Sep 30, 2021	Sep 30, 2020
	(in thousands)

Capital Expenditures, including Acquisitions	$12,488	$7,980	$12,629	$35,816	$45,840

Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$21,483	$25,144	$22,436	$66,871	$189,411
Manufactured Products	3,202	44,028	3,248	9,677	63,579
Offshore Projects Group	6,781	15,147	6,862	20,768	98,309
Integrity Management & Digital Solutions	1,114	866	1,091	3,329	125,966
Total Energy Services and Products	32,580	85,185	33,637	100,645	477,265
Aerospace and Defense Technologies	1,427	654	1,404	4,107	1,999
Unallocated Expenses	234	1,712	184	1,185	3,181
Total Depreciation and Amortization	$34,241	$87,551	$35,225	$105,937	$482,445

In the three and nine months ended September 30, 2020, goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $48 million and $358 million, respectively.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2021 and 2022 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2021		Sep 30, 2020		Jun 30, 2021
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(7,370)	$(0.07)	$(79,365)	$(0.80)	$6,241	$0.06
Pre-tax adjustments for the effects of:
Long-lived assets write-offs	—		7,243		—
Inventory write-downs	—		7,038		—
Goodwill impairment	—		40,875		—
Loss on sale of asset	—		—		1,415
Restructuring expenses and other	—		11,048		—
Foreign currency (gains) losses	289		2,462		1,800
Total pre-tax adjustments	289		68,666		3,215

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(152)		(13,211)		(674)
Discrete tax items:
Share-based compensation	(29)		16		(4)
Uncertain tax positions	(123)		(55)		186
Valuation allowances	5,898		6,599		3,525
Other	77		(278)		(2,136)
Total discrete tax adjustments	5,823		6,282		1,571
Total of adjustments	5,960		61,737		4,112
Adjusted Net Income (Loss)	$(1,410)	$(0.01)	$(17,628)	$(0.18)	$10,353	$0.10
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		99,797		99,297		100,847

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2021		Sep 30, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(10,494)	$(0.11)	$(471,751)	$(4.76)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		68,763
Long-lived assets write-offs	—		14,571
Inventory write-downs	—		7,038
Goodwill impairment	—		343,880
Loss on sale of asset	1,415		—
Restructuring expenses and other	1,308		23,386
Foreign currency (gains) losses	3,950		13,420
Total pre-tax adjustments	6,673		471,058

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(1,431)		(60,897)
Discrete tax items:
Share-based compensation	544		1,019
Uncertain tax positions	47		(8,972)
U.S. CARES Act	—		(32,625)
Valuation allowances	16,181		75,052
Other	216		(1,215)
Total discrete tax adjustments	16,988		33,259
Total of adjustments	22,230		443,420
Adjusted Net Income (Loss)	$11,736	$0.12	$(28,331)	$(0.29)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,790		99,209

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2021	Sep 30, 2020	Jun 30, 2021	Sep 30, 2021	Sep 30, 2020
	($ in thousands)

Net income (loss)	$(7,370)	$(79,365)	$6,241	$(10,494)	$(471,751)
Depreciation and amortization	34,241	87,551	35,225	105,937	482,445
Subtotal	26,871	8,186	41,466	95,443	10,694
Interest expense, net of interest income	8,954	8,836	9,046	27,888	31,121
Amortization included in interest expense	875	317	907	2,085	317
Provision (benefit) for income taxes	13,560	7,204	5,955	31,856	(17,551)
EBITDA	50,260	24,543	57,374	157,272	24,581
Adjustments for the effects of:
Long-lived assets impairments	—	—	—	—	68,763
Inventory write-downs	—	7,038	—	—	7,038
Loss on sale of asset	—	—	1,415	1,415	—
Restructuring expenses and other	—	11,048	—	1,308	23,386
Foreign currency (gains) losses	289	2,462	1,800	3,950	13,420
Total of adjustments	289	20,548	3,215	6,673	112,607
Adjusted EBITDA	$50,549	$45,091	$60,589	$163,945	$137,188

Revenue	$466,814	$439,743	$498,199	$1,402,566	$1,403,627

EBITDA margin %	11%	6%	12%	11%	2%
Adjusted EBITDA margin %	11%	10%	12%	12%	10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2021	Sep 30, 2020	Jun 30, 2021	Sep 30, 2021	Sep 30, 2020
	(in thousands)
Net Income (loss)	$(7,370)	$(79,365)	$6,241	$(10,494)	$(471,751)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	34,241	87,551	35,225	105,937	482,445
Long-lived asset impairments	—	—	—	—	68,763
Other non-cash	5,641	9,423	(1,294)	3,982	4,838
Other increases (decreases) in cash from operating activities	3,984	9,386	10,374	(14,106)	(51,932)
Cash flow provided by (used in) operating activities	36,496	26,995	50,546	85,319	32,363
Purchases of property and equipment	(12,488)	(7,980)	(12,629)	(35,816)	(45,840)
Free Cash Flow	$24,008	$19,015	$37,917	$49,503	$(13,477)

2021 and 2022 Adjusted EBITDA Estimates

				For the Three Months Ended
				December 31, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$4,000	$7,000
Depreciation and amortization				36,000	38,000
Subtotal				40,000	45,000
Interest expense, net of interest income				10,000	10,000
Adjusted EBITDA				$50,000	$55,000

				For the Year Ended
				December 31, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$25,000	$30,000
Depreciation and amortization				145,000	150,000
Subtotal				170,000	180,000
Interest expense, net of interest income				40,000	40,000
Adjusted EBITDA				$210,000	$220,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

	For the Year Ended
	December 31, 2022
	Low	High
	(in thousands)
Income (loss) before income taxes	$60,000	$110,000
Depreciation and amortization	125,000	125,000
Subtotal	185,000	235,000
Interest expense, net of interest income	40,000	40,000
Adjusted EBITDA	$225,000	$275,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769

Adjusted Operating Income (Loss)	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
Operating income (loss) % using adjusted amounts	14%	1%	8%	9%	16%		3%

	For the Three Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Long-lived assets write-offs	—	—	7,243	—	—	—	7,243
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	—	40,875	—	—	—	—	40,875
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Total of adjustments	9,573	43,434	12,569	83	545	—	66,204

Adjusted Operating Income (Loss)	$11,700	$5,236	$287	$876	$13,642	$(26,157)	$5,584

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
Operating income (loss) % using adjusted amounts	10%	5%	—%	2%	17%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,710	$790	$7,996	$4,721	$19,340	$(31,738)	$22,819
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Total of adjustments	—	—	—	—	—	1,415	1,415
Adjusted Operating Income (Loss)	$21,710	$790	$7,996	$4,721	$19,340	$(30,323)	$24,234

Revenue	$141,371	$79,127	$107,951	$64,070	$105,680		$498,199
Operating income (loss) % as reported in accordance with GAAP	15%	1%	7%	7%	18%		5%
Operating income (loss) % using adjusted amounts	15%	1%	7%	7%	18%		5%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Nine Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$55,862	$4,352	$24,443	$12,557	$50,430	$(95,273)	$52,371
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	537	149	217	10	1,415	2,723

Adjusted Operating Income (Loss)	$56,257	$4,889	$24,592	$12,774	$50,440	$(93,858)	$55,094

Revenue	$404,200	$241,311	$292,765	$180,924	$283,366		$1,402,566
Operating income (loss) % as reported in accordance with GAAP	14%	2%	8%	7%	18%		4%
Operating income (loss) % using adjusted amounts	14%	2%	8%	7%	18%		4%

	For the Nine Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(80,294)	$(100,471)	$(95,740)	$(122,567)	$39,498	$(86,985)	$(446,559)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Long-lived assets write-offs	7,328	—	7,243	—	—	—	14,571
Inventory write-downs	7,038	—	—	—	—	—	7,038
Goodwill impairment	102,118	52,263	66,285	123,214	—	—	343,880
Restructuring expenses and other	4,834	5,755	7,947	3,850	545	455	23,386
Total of adjustments	121,318	119,092	88,997	127,231	545	455	457,638

Adjusted Operating Income (Loss)	$41,024	$18,621	$(6,743)	$4,664	$40,043	$(86,530)	$11,079

Revenue	$378,621	$377,520	$221,306	$172,631	$253,549		$1,403,627
Operating income (loss) % as reported in accordance with GAAP	(21)%	(27)%	(43)%	(71)%	16%		(32)%
Operating income (loss) % using adjusted amounts	11%	5%	(3)%	3%	16%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769
Adjustments for the effects of:
Depreciation and amortization	21,483	3,202	6,781	1,114	1,427	234	34,241
Other pre-tax	—	—	—	—	—	250	250
EBITDA	41,016	4,011	14,415	6,476	15,678	(31,336)	50,260
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	289	289
Total of adjustments	—	—	—	—	—	289	289
Adjusted EBITDA	$41,016	$4,011	$14,415	$6,476	$15,678	$(31,047)	$50,549

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
EBITDA Margin	29%	5%	15%	10%	18%		11%
Adjusted EBITDA Margin	29%	5%	15%	10%	18%		11%

	For the Three Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,127	$(38,198)	$(12,282)	$793	$13,097	$(26,157)	$(60,620)
Adjustments for the effects of:
Depreciation and amortization	25,144	44,028	15,147	866	654	1,712	87,551
Other pre-tax	—	—	—	—	—	(2,388)	(2,388)
EBITDA	27,271	5,830	2,865	1,659	13,751	(26,833)	24,543
Adjustments for the effects of:
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	2,535	2,559	5,326	83	545	—	11,048
Foreign currency (gains) losses	—	—	—	—	—	2,462	2,462
Total of adjustments	9,573	2,559	5,326	83	545	2,462	20,548
Adjusted EBITDA	$36,844	$8,389	$8,191	$1,742	$14,296	$(24,371)	$45,091

Revenue	$119,617	$110,416	$73,212	$53,933	$82,565		$439,743
Operating income (loss) % as reported in accordance with GAAP	2%	(35)%	(17)%	1%	16%		(14)%
EBITDA Margin	23%	5%	4%	3%	17%		6%
Adjusted EBITDA Margin	31%	8%	11%	3%	17%		10%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,710	$790	$7,996	$4,721	$19,340	$(31,738)	$22,819
Adjustments for the effects of:
Depreciation and amortization	22,436	3,248	6,862	1,091	1,404	184	35,225
Other pre-tax	—	—	—	—	—	(670)	(670)
EBITDA	44,146	4,038	14,858	5,812	20,744	(32,224)	57,374
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Foreign currency (gains) losses	—	—	—	—	—	1,800	1,800
Total of adjustments	—	—	—	—	—	3,215	3,215
Adjusted EBITDA	$44,146	$4,038	$14,858	$5,812	$20,744	$(29,009)	$60,589

Revenue	$141,371	$79,127	$107,951	$64,070	$105,680		$498,199
Operating income (loss) % as reported in accordance with GAAP	15%	1%	7%	7%	18%		5%
EBITDA Margin	31%	5%	14%	9%	20%		12%
Adjusted EBITDA Margin	31%	5%	14%	9%	20%		12%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$55,862	$4,352	$24,443	$12,557	$50,430	$(95,273)	$52,371
Adjustments for the effects of:
Depreciation and amortization	66,871	9,677	20,768	3,329	4,107	1,185	105,937
Other pre-tax	—	—	—	—	—	(1,036)	(1,036)
EBITDA	122,733	14,029	45,211	15,886	54,537	(95,124)	157,272
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	3,950	3,950
Total of adjustments	395	537	149	217	10	5,365	6,673
Adjusted EBITDA	$123,128	$14,566	$45,360	$16,103	$54,547	$(89,759)	$163,945

Revenue	$404,200	$241,311	$292,765	$180,924	$283,366		$1,402,566
Operating income (loss) % as reported in accordance with GAAP	14%	2%	8%	7%	18%		4%
EBITDA Margin	30%	6%	15%	9%	19%		11%
Adjusted EBITDA Margin	30%	6%	15%	9%	19%		12%

	For the Nine Months Ended September 30, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(80,294)	$(100,471)	$(95,740)	$(122,567)	$39,498	$(86,985)	$(446,559)
Adjustments for the effects of:
Depreciation and amortization	189,411	63,579	98,309	125,966	1,999	3,181	482,445
Other pre-tax	—	—	—	—	—	(11,305)	(11,305)
EBITDA	109,117	(36,892)	2,569	3,399	41,497	(95,109)	24,581
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Inventory write-downs	7,038	—	—	—	—	—	7,038
Restructuring expenses and other	4,834	5,755	7,947	3,850	545	455	23,386
Foreign currency (gains) losses	—	—	—	—	—	13,420	13,420
Total of adjustments	11,872	66,829	15,469	4,017	545	13,875	112,607
Adjusted EBITDA	$120,989	$29,937	$18,038	$7,416	$42,042	$(81,234)	$137,188

Revenue	$378,621	$377,520	$221,306	$172,631	$253,549		$1,403,627
Operating income (loss) % as reported in accordance with GAAP	(21)%	(27)%	(43)%	(71)%	16%		(32)%
EBITDA Margin	29%	(10)%	1%	2%	16%		2%
Adjusted EBITDA Margin	32%	8%	8%	4%	17%		10%